UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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ProPetro Holding Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ProPetro Holding Corp.

1706 S. Midkiff, Bldg. B

Midland, Texas 79701

SUPPLEMENT TO PROXY STATEMENT

For

THE 2019 ANNUAL GENERAL MEETING OF STOCKHOLDERS

To Be Held Friday, June 14, 2019

This supplement, dated June 4, 2019 (this “Supplement”), supplements the definitive proxy statement (the “Proxy Statement”) filed by ProPetro Holding Corp. (the “Company”) with the U.S. Securities and Exchange Commission (the “SEC”) on April 23, 2019 and made available to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) for the 2019 annual meeting of stockholders of the Company to be held on June 14, 2019, at 9:00 a.m. (Central Time).  This Supplement is being filed with the SEC and made available to stockholders on or about June 4, 2019. Holders of the Company’s common stock at the close of business on April 22, 2019 are entitled to notice of, and to vote at, the annual meeting, or any continuation, postponement or adjournment thereof.

The Company mailed the Notice of Internet Availability of Proxy Statement to stockholders on or about April 30, 2019. Subsequent to that date, the New York Stock Exchange (the “NYSE”) notified the Company that it determined that Proposal 2 in the Proxy Statement, regarding an amendment and restatement of the Certificate of Incorporation of the Company to remove inoperative provisions related to the Company’s former majority stockholder (the “Inoperative Provisions Amendment”), is a discretionary or “routine” matter under NYSE rules.  The Proxy Statement previously advised stockholders that Proposal 2 is a non-discretionary or “non-routine” matter.  Pursuant to the NYSE rules, if you hold your shares through a broker and do not instruct such broker on how to vote your shares, your broker is not permitted to vote your shares in its discretion on “non-routine” matters as determined by the NYSE, but is permitted to vote your shares in its discretion on “routine” matters as determined by the NYSE.

The NYSE has informed the Company that it has determined that Proposal 2 is a “routine” matter.  Accordingly, if you do not instruct your broker on how to vote your shares on Proposal 2, your broker will be permitted to vote your shares in its discretion on such proposal.  In addition, because the NYSE has determined that Proposal 2 is a “routine” matter, we do not expect any “broker non-votes” in connection therewith.

Accordingly, the question titled “How do I cast my vote?” on page 2 of the Proxy Statement under the heading “Questions and Answers” is hereby revised in its entirety to read as follows:

“Q:                           How do I cast my vote?

A:                                   We recommend that stockholders vote by proxy even if they plan to attend the annual meeting and vote in person.  If you are a stockholder of record, there are three ways to vote by proxy:

•                                          by Telephone—You can vote by telephone by calling 1-866-804-9616 and following the instructions on the proxy card; or

•                                          by Internet—You can vote over the Internet at www.AALVote.com/PUMP by following the instructions on the Internet Notice or proxy card; or

•                                          by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on June 13, 2019.

In the event that you submit a proxy but do not indicate any voting instructions, your shares will be voted as recommended by the Board on all matters, and in the discretion of the proxy holders as to any other matters that may properly come before the meeting or any continuation, postponement or adjournment of the meeting.  We do not know of any other business to be considered at the meeting other than the proposals noted herein.

If your shares are registered in the name of a broker, bank or other nominee (typically referred to as being held in “street name”), you will receive instructions from your broker, bank or other nominee that must be followed in order for your broker, bank or other nominee to vote your shares per your instructions.  Many brokerage firms and banks have a process for their beneficial holders to provide instructions via the Internet or over the telephone.  If Internet or telephone voting is unavailable from your broker, bank or other nominee, please complete and return the voting instruction card in the addressed, postage paid envelope provided by your broker, bank or other nominee.

In the event you do not provide instructions on how to vote, your broker may have authority to vote your shares.  Under the rules that govern brokers who are voting with respect to shares that are held in street name, brokers have the discretion to vote such shares on “routine” matters, but not on non-routine matters.  The only “routine” matters to be voted upon at the meeting are the Inoperative Provisions Amendment and the ratification of the appointment of independent auditors.

Your vote is especially important.  If your shares are held by a broker, your broker cannot vote your shares for the election of directors, the Bylaws Voting Amendment, the Charter Voting Amendment, the non-binding advisory vote on our executive officer compensation or the frequency of an advisory vote on executive compensation unless you provide voting instructions.  Therefore, please instruct your broker regarding how to vote your shares on these matters promptly.  See “Vote Required” following each proposal for further information.

If you hold shares through a broker, bank or other nominee and wish to be able to vote in person at the meeting, you must obtain a legal proxy from your broker, bank or other nominee and present it to the inspector of election with your ballot at the meeting.”

In addition, the question titled “What are broker non-votes and how will they be treated?” on page 4 of the Proxy Statement under the heading “Questions and Answers” is hereby revised in its entirety to read as follows:

“Q:         What are broker non-votes and how will they be treated?

A:                                   Generally, broker non-votes occur when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a particular proposal because the broker (1) has not received voting instructions from the beneficial owner and (2) lacks discretionary voting power to vote those shares.  A broker is entitled to vote shares held for a beneficial owner on “routine” matters, such as the Inoperative Provisions Amendment and the ratification of the appointment of our independent registered public accounting firm, without instructions from the beneficial owner of those shares.  On the other hand, absent instructions from the beneficial owner of such shares, a broker is not entitled to vote shares held for a beneficial owner on non-routine matters, such as the election of directors.  Broker non-votes will have the effect of a vote “AGAINST” the approval of the Bylaws Voting Amendment and the Charter Voting Amendment and will have no effect on the election of directors, the advisory resolutions on executive compensation or the vote on the frequency of the advisory vote on executive compensation.  We do not expect any broker non-votes in connection with the Inoperative Provisions Amendment or the ratification of our independent public accounting firm.”

In addition, the subsection titled “Vote Required” of Proposal 2 on page 36 of the Proxy Statement is hereby revised in its entirety to read as follows: “The Inoperative Provisions Amendment requires the approval of the holders of at least 66 2/3% of the outstanding shares of common stock of the Corporation. Abstentions and failures to vote will have the same effect as a vote “AGAINST” Proposal No. 2. Under the applicable rules of the NYSE, however, brokers are permitted to vote on the Inoperative Provisions Amendment in their own discretion. As a result, we do not expect any broker non-votes in connection with this proposal.”

Except as described in this Supplement, none of the items or information presented in the Proxy Statement is affected by this Supplement. This Supplement does not provide all of the information that is important to your voting decisions at the annual meeting. The Proxy Statement contains other important additional information. We encourage you to carefully read this Supplement together with the Proxy Statement.

If you have already returned your proxy or voting instruction card or provided voting instructions, you do not need to take any action unless you wish to change your vote.